UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

On April 29, 2008, the Board of Directors of CIBER, Inc. (“CIBER” or the “Company”) approved the CIBER, Inc. Long-Term Incentive Program (the “LTIP”) and authorized grants to the individuals eligible to participate in the LTIP for the 2008 fiscal year.  The purpose of the LTIP is to allow the Board of Directors to provide equity incentives to members of the Company’s leadership group through long-term awards in order to further incent growth of the long-term value of CIBER for its shareholders.  The Board of Directors believes that the LTIP awards will directly link certain executive’s compensation opportunities with shareholder value creation.

The total amount available for LTIP awards will be capped each year based on the Board’s determination, which shall include the potential cost to the Company.  The LTIP awards consist of a mix of options and restricted stock units (“RSUs”) that will be issued under the shareholder-approved CIBER, Inc. 2004 Incentive Plan.  Participants in the 2008 LTIP include our principal executive officer, our principal financial officer and all of our named executive officers listed in CIBER’s 2008 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2008, except for those individuals listed whose employment terminated with the Company prior to April 29, 2008.  Other eligible participants will include selected corporate employees and business unit leaders based primarily on the extent of their revenue responsibility.  The target award level for Mr. Mac J. Slingerlend, our principal executive officer, is 1.25 times base salary.  Target awards for all other participants, including Mr. Peter H. Cheesbrough, our principal financial officer, and Mr. Joseph A. Mancuso, Mr. Tony Hadzi and Mr. Terje Laugerud, our remaining named executive officers, are set based upon their respective business unit’s past and future estimated overall revenue contribution and other responsibilities at CIBER.  Under the 2008 LTIP, the target award opportunities for incentive option awards for Mr. Slingerlend, Mr. Cheesbrough, Mr. Mancuso, Mr. Hadzi and Mr. Laugerud are 250,000, 30,000, 26,000, 26,000 and 52,000 options, respectively, and the target award opportunities for incentive RSU awards are 62,500, 7,500, 6,500, 6,500 and 13,000 RSUs, respectively.  Equity incentives ultimately awarded under the 2008 LTIP will be based on the financial performance of the Company for certain individuals and the financial performance of individual business units for those participants who have business unit responsibility.  The Board has employed both performance-based criteria, including revenue and net operating income components, and multi-year vesting of these equity incentive awards.  Both the options and RSUs vest in equal portions over a three-year period provided performance criteria for 2008 are also met.  The Board believes that multi-year vesting focuses executive officers on consistent long-term growth of shareholder value and encourages retention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date:	May 1, 2008	By:	/s/ Mac J. Slingerlend
Mac J. Slingerlend
President, Chief Executive Officer and Secretary